                     RESEARCH AND LICENSE AGREEMENT BETWEEN
                              NEOGENOMICS, INC. AND
                           CIPHERGEN BIOSYSTEMS, INC.

     THIS AGREEMENT (THIS  "AGREEMENT") is effective as of  _____________,  2002
("EFFECTIVE DATE") by and between NEOGENOMICS,  INC., a _________________ having its principal  place of business at  _________________________  ("NEOGENOMICS"), and  CIPHERGEN  BIOSYSTEMS,  INC., a Delaware  corporation  having its principal
place  of  business  at  6611  Dumbarton  Circle,   Fremont,   California  94555
("CIPHERGEN," and together with NEOGENOMICS, the "PARTIES").

                                    RECITALS

        WHEREAS, NEOGENOMICS has research objectives related to producing the technology (the "TECHNOLOGY") described at Appendix A ("Technology");

        WHEREAS, NEOGENOMICS desires to further its research pertaining to the
TECHNOLOGY by collaborating with CIPHERGEN, who has developed a surface enhanced laser desorption/ionization system ("SELDI," a technology described in United
States Patent Application 08/068,896 and all patents and applications claiming priority thereto, including but not limited to, U.S. Patent No. 5,719,060 and
U.S. Patent 6,225,047) and certain related know-how and capacities that are uniquely enabling in the investigation of biomarkers;

        WHEREAS, CIPHERGEN is willing to collaborate with NEOGENOMICS to further the research pertaining to the TECHNOLOGY in exchange for the necessary ownership and/or licenses to commercially develop, manufacture, use, sell and distribute products that incorporate the resulting TECHNOLOGY throughout the world; and

        WHEREAS, in consideration of NEOGENOMICS research pertaining to the
TECHNOLOGY and in consideration of CIPHERGEN's contribution to the development of the TECHNOLOGY, each of NEOGENOMICS and CIPHERGEN desire to grant to each other the necessary ownership and/or licenses for each to commercially develop, manufacture, use, sell and distribute products that incorporate the resulting
TECHNOLOGY throughout the world, subject to certain royalty payments described herein;

        NOW THEREFORE, in consideration of the foregoing premises and of the faithful performance of the covenants herein contained, the PARTIES agree as follows:

                             ARTICLE 1. DEFINITIONS

1.1     "ACCOUNTING PERIOD" means the periods for which royalty payments are due as provided for in Article 7 ("Royalties Payable").

1.2     "ACTIVE FUNCTIONAL ELEMENT" means any material or process optimized for the detection of a specific biomarker or pattern of biomarkers using a CONSUMABLE PRODUCT. Materials or processes used for the detection of biomolecules, in general, with a CONSUMABLE PRODUCT, such as buffers, controls, standards, software, protein chip surface chemistries and the like that are used in multiple kits, are not
        ACTIVE FUNCTIONAL ELEMENTS.

1.3     "AFFILIATE" means any company or other legal entity other than a PARTY hereto, whether formed in the U.S. or abroad, that controls or is controlled by such PARTY. The term "control" means direct or indirect ownership of at least fifty percent of voting stock, with the powers to direct or cause the direction of the management and policies of a entity, whether through the ownership or voting securities, by contract or otherwise.

1.4     "AGREEMENT" shall have the meaning set forth in the heading first written above.

1.5     "AGREEMENT YEAR" shall mean the twelve (12) month period beginning on the EFFECTIVE DATE and each succeeding twelve (12) month period thereafter for the term of the AGREEMENT, which includes the term of the licenses granted hereunder. If not otherwise specified, terms involving time periods shall be applied pro rata according to any time frame in which less than the full specified period is involved.

1.6     "CIPHERGEN PATENT-BASED PROCESS" means any process or improvement thereof that is conducted by CIPHERGEN and covered by any claim among the PATENT RIGHTS hereunder.

1.7     "CIPHERGEN PATENT-BASED PRODUCT" means any machine, manufacture, composition of matter, or improvement thereof that is produced by
        CIPHERGEN and covered by any claim among the PATENT RIGHTS hereunder.
        This term does not include computer databases or non-consumable instrument platforms.

1.8     "CIPHERGEN PATENT-BASED SERVICE" means the use of any CIPHERGEN
        PATENT-BASED PRODUCT or CIPHERGEN PATENT-BASED PROCESS by CIPHERGEN,
        its CIPHERGEN AFFILIATES, SUBLICENSEES or customers to generate materials or information for a customer for a fee. This includes, without limitation, providing clinical diagnostic services, providing material screening services such as in drug discovery, and providing information services.

1.9     "COLLABORATIVE RESEARCH" shall have the meaning set forth in Section
        2.1 ("Research Work Plans") which is: scientific research, as enabled by CIPHERGEN's SELDI system and related know-how and capacities, in the development of the TECHNOLOGY, performed by the PARTIES under this
        AGREEMENT.

1.10    "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section
        4.1 ("Definition of "CONFIDENTIAL INFORMATION").

1.11    "CONSUMABLE PRODUCT" means a product used in a biomarker detection assay that undergoes physical alteration or transformation in the course of such assay and is permanently disposed of after one use or after a limited number of uses.

1.12    "FIELD OF RESEARCH" shall have the meaning set forth in Section 2.1
        ("Research Work Plans"), which is: scientific research, as enabled by
        CIPHERGEN's SELDI system and related know-how and capacities, in the development of the TECHNOLOGY.

1.13    "FIRST COMMERCIAL SALE" means in each country the first sale of any
        PATENT-BASED PRODUCT or PATENT-BASED SERVICE by LICENSEE PARTY, its
        AFFILIATES or SUBLICENSEES, following approval of its marketing by the appropriate governmental agency for the country in which the sale is to be made and, when governmental approval is not required, the first sale in that country.

1.14    "INVENTION" means any new and useful process, machine, manufacture, composition of matter, or improvement thereof that is created in connection with the Collaborative Research hereunder and that may be patentable or otherwise protected under title 35, United States Code, or any novel variety plant that is or may be protected under the Plant
        Variety Protection Act (7 U.S.C. 2321 et seq.).

1.15    "LICENSE" shall mean a grant by one PARTY as the "LICENSOR PARTY" to the other PARTY as the "LICENSEE PARTY" to a non-exclusive worldwide license, including the right to sublicense, under PATENT RIGHTS, to make, use, offer to sell, sell or import, or to have done any of the foregoing, any INVENTION in the FIELD OF RESEARCH, within the terms of this AGREEMENT, to the extent LICENSOR PARTY is permitted to do so by law, by its policies and procedures.

1.16    "LICENSOR PARTY" shall mean the PARTY who is or is to grant a license to PATENT RIGHTS hereunder.

1.17    "LICENSEE PARTY" shall mean the PARTY who is to receive a license to
        PATENT RIGHTS hereunder.

1.18    "NEOGENOMICS PATENT-BASED PROCESS" means any process or improvement thereof that is conducted by NEOGENOMICS and covered by any claim among the PATENT RIGHTS hereunder.

1.19    "NEOGENOMICS PATENT-BASED PRODUCT" means any drug, manufacture, composition of matter, or improvement thereof that is produced by
        NEOGENOMICS and covered by any claim among the PATENT RIGHTS hereunder.

1.20    "NEOGENOMICS PATENT-BASED SERVICE" means the use of any NEOGENOMICS
        PATENT-BASED PRODUCT or NEOGENOMICS PATENT-BASED PROCESS by
        NEOGENOMICS, its NEOGENOMICS AFFILIATES, SUBLICENSEES or customers to generate materials or information for a customer for a fee. This includes, without limitation, providing clinical diagnostic services, providing material screening services such as in drug discovery, and providing information services.

1.21    "NEOGENOMICS MATERIALS" shall have the meaning set forth in Section
        3.1 ("Transfer of NEOGENOMICS MATERIALS").

1.22    "NET SALES" shall have the meaning set forth below:

        (a) Scope of Revenues Included. Subject to the exclusions and exceptions set forth herein, NET SALES means the gross revenue collected by ROYALTY-PAYING PARTY, its AFFILIATE, or SUBLICENSEE
            for the sale or distribution of any ROYALTY-PAYING PARTY LICENSED
            PRODUCT(S) or ROYALTY-PAYING PARTY LICENSED SERVICE(S), less the following amounts paid out by ROYALTY-PAYING PARTY, its AFFILIATE or SUBLICENSEE or credited against the amounts received by them from the sale or distribution of ROYALTY-PAYING PARTY LICENSED
            PRODUCT(S) or ROYALTY-PAYING PARTY LICENSED SERVICE(S):

            (i)    discounts allowed;

            (ii)   returns;

            (iii)  transportation and insurance charges or allowances;

            (iv)   customs, duties and similar charges; and

            (v)    sales, transfer and other excise or use taxes, or other
                   governmental charges levied on or measured by the sales but not franchise or income taxes of any kind whatsoever.

        (b) Exclusion of AFFILIATE Sales. Transfer of ROYALTY-PAYING
            PARTY LICENSED PRODUCT(S) or ROYALTY-PAYING PARTY LICENSED
            SERVICE(S) to an AFFILIATE for sale by the AFFILIATE shall not be considered a sale; in the case of such a transfer the net sales price shall be based on the gross billing price of the
            ROYALTY-PAYING PARTY LICENSED PRODUCT(S) or ROYALTY-PAYING PARTY
            LICENSED SERVICE by the AFFILIATE as invoiced to its customer.

       (c)  Non-Invoiced Exceptions and Exclusions. Every commercial use or disposition of any ROYALTY-PAYING PARTY LICENSED PRODUCT or ROYALTY-PAYING
            PARTY LICENSED SERVICE excluding any use for:

            (i)    assuring product testing or control; or

            (ii)   promotional distribution to potential users ; or

            (iii)  distribution to researchers by or on behalf of ROYALTY-PAYING
                   PARTY or any of its ROYALTY-PAYING PARTY AFFILIATES or SUBLICENSEES;
                   or

            (iv)   obtaining regulatory approvals,

             in addition to a bona fide sale to a bona fide customer (not to be construed as including ROYALTY-PAYING PARTY or any such AFFILIATE or
             SUBLICENSEE), shall be considered a sale of such ROYALTY-PAYING PARTY
             LICENSED PRODUCT or ROYALTY-PAYING PARTY LICENSED SERVICE at the net
             sales price then payable in an arm's length transaction.

       (d)   Additional Terms Related to Royalties Payable by CIPHERGEN.

             (i)   Proportionality of IP for Revenue Definition. In the event any
                   CIPHERGEN PATENT-BASED PRODUCT contains an ACTIVE FUNCTIONAL
                   ELEMENT covered by a patent claim other than a claim included among the PATENT RIGHTS described hereunder, or any CIPHERGEN PATENT-BASED
                   SERVICE employs such an ACTIVE FUNCTIONAL ELEMENT covered by a patent claim other than a claim included among the PATENT RIGHTS described hereunder, NET SALES for such CIPHERGEN PATENT-BASED PRODUCT or
                   CIPHERGEN PATENT-BASED SERVICE shall be calculated by multiplying the net sales price of such CIPHERGEN PATENT-BASED PRODUCT or CIPHERGEN
                   PATENT-BASED SERVICE by the fraction A over A+B where "A" is the number of ACTIVE FUNCTIONAL ELEMENTS covered by a PATENT RIGHT hereunder and "B" is the number of ACTIVE FUNCTIONAL ELEMENTS covered by a patent which is not part of PATENT RIGHTS hereunder.

             (ii)  Reagent Rental Plan Exclusion. NET SALES shall not include the full price of CONSUMABLE PRODUCTS sold under a REAGENT
                   RENTAL PLAN (as defined below). Instead, the value of NET SALES in such circumstances shall be adjusted to reflect the reasonable price of such CONSUMABLE PRODUCTS less the amortized cost of any CIPHERGEN products bundled with such products as part of the REAGENT RENTAL
                   PLAN.

1.23    "PATENT-BASED PROCESS" means either or both a CIPHERGEN PATENT-BASED
        PROCESS and a NEOGENOMICS PATENT-BASED PROCESS, depending on context.

1.24    "PATENT-BASED PRODUCT" means either or both a CIPHERGEN PATENT-BASED
        PRODUCT and a NEOGENOMICS PATENT-BASED PRODUCT, depending on context.

1.25    "PATENT-BASED SERVICE" means either or both a CIPHERGEN PATENT-BASED
        SERVICE and a NEOGENOMICS PATENT-BASED SERVICE, depending on context.

1.26    "PATENT RIGHT" means any United States patent application (including any division, continuation, or continuation-in-part thereof), any foreign patent, application or equivalent corresponding thereto, and any Letters Patent or the equivalent thereof issuing thereon or reissue or extension thereof, that contains one or more claims to any
        INVENTION.

1.27    "REAGENT RENTAL PLAN" means a method of payment for a CIPHERGEN product such as computer hardware or software wherein the up front or initial cost of such product to the customer is zero or de minimis and the actual cost of the product is recovered by CIPHERGEN from the customer by means of an increased price for CONSUMABLE PRODUCTS used with or in connection with such product. Thus, in essence, the cost of such product to the customer is amortized over the term of the plan and captured by CIPHERGEN in the increased charge paid by the customer for CONSUMABLE PRODUCTS. The amount of revenue attributed to the
        CONSUMABLE PRODUCT and to the amount of CIPHERGEN equipment products amortized over the CONSUMABLE PRODUCT revenues shall reflect the prices of these products when sold independently.

1.28    "RESEARCH RESULTS" shall have the meaning set forth in Section 3.1
        ("Transfer of NEOGENOMICS MATERIALS").

1.29    "RESEARCH WORK PLANS" shall have the meaning set forth in Section 2.1
        ("Research Work Plans").

1.30    "ROYALTY-PAYING PARTY" shall mean the PARTY who is obligated to pay royalties hereunder.

1.31    "ROYALTY-RECEIVING PARTY" shall mean the PARTY who is entitled to receive royalties hereunder.

1.32    "SELDI" shall have the meaning set forth in the Recitals.

1.33    "SUBLICENSEE" means any non-AFFILIATE third party who is licensed by a
        PARTY hereto to make, have made, use or sell any PATENT-BASED PRODUCT,
        PATENT-BASED SERVICE, or use any PATENT-BASED PROCESS.

1.34    "TECHNOLOGY" shall have the meaning set forth in the Recitals above.

1.35    "VALID CLAIM" means a claim of any patent issuing on a PATENT RIGHT, which claim has not been declared invalid or unenforceable by a patent office or by a court of competent jurisdiction in any un-appealed and un-appealable decision.

1.36    Use of Plural and Gender. The use herein of the plural shall include the singular, and the use of the masculine shall include the feminine.

                        ARTICLE 2. COLLABORATIVE RESEARCH

2.1     Research Work Plans. From time to time for the duration of the term of
        Article 2 ("COLLABORATIVE RESEARCH") in accordance with Section 10.1
        ("Term of COLLABORATIVE RESEARCH"), NEOGENOMICS and CIPHERGEN may
        agree to engage together in scientific research, as enabled by
        CIPHERGEN's SELDI system and related know-how and capacities, in the development of the TECHNOLOGY (research in the development of the
        TECHNOLOGY, the "FIELD OF RESEARCH"; and all such scientific research performed by the PARTIES under this AGREEMENT, the "COLLABORATIVE
        RESEARCH"). In connection with any such COLLABORATIVE RESEARCH, the
        PARTIES shall work together to produce a mutually agreeable work plan that describes in detail the objectives, scope, nature, timeline, milestones, procedures, equipment, materials, personnel, and, when applicable, the estimated market value of CIPHERGEN services, that are involved in the research to be conducted. Each such work plan that is duly executed by both the PARTIES (a "RESEARCH WORK PLAN") shall be attached to this AGREEMENT at Appendix B ("Research Work Plans") and shall be considered to be part of this AGREEMENT. Subject to the terms of this AGREEMENT, each of the PARTIES agrees to use reasonable efforts to carry out their respective responsibilities in each RESEARCH
        WORK PLAN at its own cost and expense and without charge to the other PARTY unless otherwise specifically set forth in such RESEARCH WORK PLAN.
        The PARTIES shall also cooperate and render research assistance to each other, including making their respective personnel available at reasonable times, in order to carry out the RESEARCH WORK PLANS efficiently and to avoid any unnecessary duplication of efforts.

2.2     Modifications. RESEARCH WORK PLANS may be modified only upon mutual written agreement of the PARTIES, and any such mutual written agreement shall be attached to, and considered part of, this
        Agreement.

2.3     Representatives and Meetings. Each of the PARTIES shall designate a representative (a "Representative") as set forth at Appendix C
        ("Representatives") to coordinate the COLLABORATIVE RESEARCH hereunder. Such Representatives shall meet regularly and as necessary to discuss the progress of the COLLABORATIVE RESEARCH and to report any research data, formulas, process or other information relating to the development of TECHNOLOGY and produced during the course of the
        COLLABORATIVE RESEARCH ("RESEARCH RESULTS").

2.4     CIPHERGEN Activities in the FIELD OF RESEARCH. NEOGENOMICS hereby acknowledges and accepts CIPHERGEN's current and potential future relationships with third parties ("Third Party Researchers") in conducting research that is in, or substantially similar to, the FIELD
        OF RESEARCH. CIPHERGEN shall endeavor to disclose to NEOGENOMICS any such relationship with any third parties as they arise. While
        CIPHERGEN is already subject to obligations of confidentiality to
        NEOGENOMICS pursuant to Article 4 ("Confidentiality and Publication
        Rights") and the other related provisions hereunder, CIPHERGEN hereby covenants to take such actions, mutually agreeable to both PARTIES, that prevent any conflict of interest during the term of Article 2
        ("COLLABORATIVE RESEARCH") hereunder.

2.5     Outside Activities and Funding. Both NEOGENOMICS and CIPHERGEN shall be free at any time, without restrictions of any kind:

        (a)   to engage in research outside of the FIELD OF RESEARCH and seek funding for such research from any source, including without limitation, any commercial collaborator; and

        (b)   to seek additional funding for the COLLABORATIVE RESEARCH
              hereunder from any state or federal agency or any private or public foundation (except for any foundation that is owned or operated in whole or in part by a commercial entity other than either of the
              PARTIES), provided that the terms and conditions of such additional funding are not in conflict with the terms and conditions of this
              AGREEMENT, including but not limited to, either PARTY's rights in and to the COLLABORATIVE RESEARCH and the RESEARCH RESULTS thereof.

                  ARTICLE 3. TRANSFER OF NEOGENOMICS MATERIALS

3.1     Transfer of NEOGENOMICS MATERIALS. In connection with the
        COLLABORATIVE RESEARCH conducted hereunder, NEOGENOMICS shall promptly supply to CIPHERGEN, in accordance with the terms of the Research Work
        Plans, certain biological or chemical materials or substances, including data derived therefrom, in which NEOGENOMICS has full ownership or licensable rights (the "NEOGENOMICS MATERIALS"). The
        NEOGENOMICS MATERIALS that transferred hereunder are anticipated by the PARTIES to include, without limitation, those materials specifically set forth at Appendix D ("Anticipated Materials").

3.2     Terms of Transfer.

        (a)   Arrangements and Costs. NEOGENOMICS is responsible for all arrangements and covering all costs related to the transfer of
              NEOGENOMICS MATERIALS to CIPHERGEN.

        (b)   Representations and Warranties. NEOGENOMICS hereby represents and warrants that:

              (i)   NEOGENOMICS MATERIALS transferred hereunder are obtained by
                    NEOGENOMICS in accordance with all applicable laws, regulations or ethical standards;

              (ii)  NEOGENOMICS has all necessary rights to transfer and dispose of
                    NEOGENOMICS MATERIALS as contemplated hereunder;

              (iii) NEOGENOMICS MATERIALS transferred herewith are free of highly contagious diseases, including without limitation: HIV, Hepatitis B and Hepatitis C;

              (iv)  NEOGENOMICS is transferring NEOGENOMICS MATERIALS to CIPHERGEN in a manner and by a means that assures the biological or chemical integrity of NEOGENOMICS MATERIALS and the safety of CIPHERGEN employees and agents; and

              (v)   NEOGENOMICS shall deliver, together with NEOGENOMICS MATERIALS, complete and accurate information regarding the nature and contents of
                    NEOGENOMICS MATERIALS, including without limitation, all health and safety information and instructions required for the safe and appropriate handling of NEOGENOMICS MATERIALS.

      (c)     Indemnification. NEOGENOMICS agrees to defend, indemnify and hold harmless CIPHERGEN, its officers, directors, employees and agents against any claims, actions or demands resulting from NEOGENOMICS's breach of the foregoing representations and warranties concerning
              NEOGENOMICS MATERIALS.

      (d)     Acknowledgement. NEOGENOMICS understands and acknowledges that any and all parts of NEOGENOMICS MATERIALS may be consumed or otherwise rendered unusable in the course of the activities to be undertaken by
              CIPHERGEN in performance of the COLLABORATIVE RESEARCH and that
              CIPHERGEN may not be able to return to NEOGENOMICS any or all of
              NEOGENOMICS MATERIALS after the completion of COLLABORATIVE RESEARCH.
              CIPHERGEN shall not be liable for any damage to, or consumption of,
              NEOGENOMICS MATERIALS.

3.3     Access to Facilities. For the purpose of facilitating the
        COLLABORATIVE RESEARCH, each PARTY (the "HOST PARTY"), at such HOST
        PARTY's reasonable convenience, shall permit the duly authorized employees or representatives of the other PARTY (the "VISITING PARTY")
        to visit the HOST PARTY's laboratories or other facilities where any
        COLLABORATIVE RESEARCH is conducted.

3.4     CIPHERGEN's Rights to Use and Transfer NEOGENOMICS MATERIALS.
        NEOGENOMICS hereby grants to CIPHERGEN all necessary rights and licenses required for CIPHERGEN to analyze, use or consume NEOGENOMICS
        MATERIALS and any intellectual property embodied therein in any manner necessary to perform the COLLABORATIVE RESEARCH. NEOGENOMICS also prohibits CIPHERGEN from transferring NEOGENOMICS MATERIALS to third parties, except that CIPHERGEN may transfer NEOGENOMICS MATERIALS to third parties:

       (a)   without any required consent from NEOGENOMICS, if solely for the purpose of obtaining chemical, physical or biological analysis or characterization of such NEOGENOMICS MATERIALS in connection with the
             COLLABORATIVE RESEARCH, provided that such third parties agree in writing: (i) to use such NEOGENOMICS MATERIALS only for the purpose of the agreed upon analysis or characterization, and (ii) not to transfer or grant access to such NEOGENOMICS MATERIALS, or any non-public information regarding such NEOGENOMICS MATERIALS, to any other person or entity, and

       (b)   provided that CIPHERGEN has obtained the written consent of
             NEOGENOMICS, in the following cases: (i) where a journal requires dissemination of NEOGENOMICS MATERIALS or related non-public information as a condition of publication regarding such materials, and (ii) where CIPHERGEN is placing any NEOGENOMICS MATERIALS in any depository in support of any patent application to be filed pursuant to this AGREEMENT.

3.5     Patentability of NEOGENOMICS MATERIALS. Prior to any CIPHERGEN
        transfer of any NEOGENOMICS MATERIALS to any third party pursuant to this Article 3 ("Transfer of NEOGENOMICS MATERIALS"), CIPHERGEN shall use reasonable efforts to consider the patentability of such
        NEOGENOMICS MATERIALS, and CIPHERGEN shall cooperate, when appropriate, prior to CIPHERGEN's transfer of any NEOGENOMICS
        MATERIALS to any third party, with NEOGENOMICS in NEOGENOMICS's efforts to file patents protecting such NEOGENOMICS MATERIALS.

3.6     Restrictions on NEOGENOMICS Transfer of NEOGENOMICS MATERIALS. For the
        duration of the term of Article 2 ("COLLABORATIVE RESEARCH") in accordance with Section 10.1 ("Term of COLLABORATIVE RESEARCH"),
        NEOGENOMICS shall not distribute, or knowingly allow to be distributed, NEOGENOMICS MATERIALS to for-profit entities, or persons known to be employed thereby or consulting or performing research therefore, in a field pertaining to COLLABORATIVE RESEARCH, except that NEOGENOMICS may distribute NEOGENOMICS MATERIALS to third parties:

        (a)   without any required consent from CIPHERGEN, solely for the purpose of obtaining chemical, physical or biological analysis or characterization of such NEOGENOMICS MATERIALS in connection with the
              COLLABORATIVE RESEARCH, provided that such third parties agree in writing: (i) not to transfer or grant access to such NEOGENOMICS
              MATERIALS or any non-public information regarding such NEOGENOMICS
              MATERIALS to any other person or entity and (ii) to use such
              NEOGENOMICS MATERIALS only for the purpose of the agreed upon analysis

                                       10

              or characterization and not to disclose such analysis or
              characterization to any third party; and

       (b)    provided that NEOGENOMICS has obtained the written consent of
              CIPHERGEN, in the following cases: (i) where a journal requires dissemination of NEOGENOMICS MATERIALS or related non-public information as a condition of publication regarding such materials, and (ii) where NEOGENOMICS is placing any NEOGENOMICS MATERIALS in any depository in support of any patent application on RESEARCH RESULTS to be filed pursuant to this AGREEMENT.

                ARTICLE 4. CONFIDENTIALITY AND PUBLICATION RIGHTS

4.1     Definition of "CONFIDENTIAL INFORMATION." Subject to the limitations set forth in this Article 4 ("Confidentiality and Publication
        Rights"), information disclosed by either PARTY shall be deemed to be
        "CONFIDENTIAL INFORMATION" only if such information (a) in written or other tangible form, is marked or labeled as "CONFIDENTIAL" or includes a similar legend sufficient to notify the receiving Party that such information is subject to the terms of this AGREEMENT, and/or (b) as disclosed other than in writing, is identified as confidential by the disclosing PARTY at the time of disclosure and is confirmed in writing as confidential within thirty (30) days after such disclosure. Each PARTY's designated REPRESENTATIVES shall coordinate the process of identifying each such PARTY's CONFIDENTIAL
        INFORMATION. Notwithstanding the foregoing, all information embodied in, or connected to, the NEOGENOMICS MATERIALS and the RESEARCH
        RESULTS shall be automatically considered to be CONFIDENTIAL
        INFORMATION by both PARTIES, unless otherwise set forth in this
        AGREEMENT or the PARTIES otherwise agree in writing. CONFIDENTIAL
        INFORMATION may include, without limitation, any information, process, technique, algorithm, program, design, drawing, formula or test data relating to any research project, work in process, future development, engineering, manufacturing, marketing, servicing, financing or personnel matter relating to either PARTY, either PARTY's present or future products, sales, suppliers, customers, employees, investors, or business, whether in oral, written, graphic or electronic form.

4.2     Exceptions. CONFIDENTIAL INFORMATION shall not include information that receiving PARTY can demonstrate by competent written proof: (i)
        is now, or hereafter becomes, through no act or failure to act on the part of such receiving PARTY, generally known or available; (ii) is known by the receiving PARTY at the time of receiving such information; (iii) is hereafter furnished to the receiving PARTY by a third party, as a matter of right and without restriction on disclosure; (iv) is independently developed by the receiving PARTY without any breach of this AGREEMENT; or (v) is the subject of a written permission to disclose provided by the disclosing PARTY.

4.3     Confidentiality Obligations. Each PARTY shall maintain in trust and confidence and not disclose to any third party or use for any unauthorized purpose any CONFIDENTIAL INFORMATION received from the

                                       11

        other PARTY. Both PARTIES may use such CONFIDENTIAL INFORMATION only to the extent required to accomplish the purposes of this AGREEMENT.
        Neither PARTY shall use CONFIDENTIAL INFORMATION received from the other PARTY for any purpose or in any manner, which would constitute a violation of any laws or regulations of the United States.
        CONFIDENTIAL INFORMATION supplied hereunder shall not be reproduced in any form except as required to accomplish the intent of this
        AGREEMENT.

4.4     Standard of Care. Each PARTY represents and warrants that it shall protect CONFIDENTIAL INFORMATION received from the other PARTY with the same degree of care that it uses to protect its own CONFIDENTIAL
        INFORMATION from unauthorized use or disclosure, but in no case, with less then a commercially reasonable standard of care. Each PARTY shall advise its employees or agents who might have access to the other
        PARTY's CONFIDENTIAL INFORMATION of the confidential nature thereof and shall obtain from each of such employees and agents an agreement to abide by confidentiality terms less stringent than this AGREEMENT.
        Neither PARTY shall disclose any of the other PARTY's CONFIDENTIAL
        INFORMATION to any officer, employee or agent who does not have a need for such information.

4.5     Return of CONFIDENTIAL INFORMATION. All CONFIDENTIAL INFORMATION
        (including all copies thereof) shall remain the property of the disclosing PARTY, except to the extent such CONFIDENTIAL INFORMATION constitutes an INVENTION owned in part by the recipient PARTY pursuant to Section 5.2 ("Ownership"). In any case, CONFIDENTIAL INFORMATION shall be returned to disclosing PARTY after the receiving PARTY's need for it has expired, or upon request of disclosing PARTY, and in any event, upon completion or termination of all the COLLABORATIVE
        RESEARCH conducted under this AGREEMENT, except for one copy of each disclosure that may be retained in the archives of the receiving PARTY solely for the purposes of compliance with, or fulfillment of, this
        AGREEMENT.

4.6     Authorized Disclosures. Notwithstanding any other provision of this
        AGREEMENT, disclosure of CONFIDENTIAL INFORMATION shall not be precluded if such disclosure:

        (a)   is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof, provided that the responding PARTY shall first have given notice to the other
              PARTY hereto and shall have made a reasonable effort to obtain a protective order requiring that the CONFIDENTIAL INFORMATION so disclosed be used only for the purposes for which the order was issued;

        (b)   is otherwise required by law; or

                                       12

        (c)   is otherwise required to establish rights or enforce obligations under this AGREEMENT, but only to the extent that any such disclosure is necessary.

4.7     Publication Procedures.

        (a)   Submission for Review. Each PARTY (the "Publishing PARTY") agrees to submit to the other PARTY (the "Reviewing PARTY") for review, an early draft of each:

              (i)  Article or manuscript first disclosing or describing any
                   NEOGENOMICS MATERIALS or RESEARCH RESULTS at least thirty
                   (30) days prior to Publishing PARTY's planned submission for publication; and

              (ii) Abstract, oral presentation or poster disclosing or
                   describing any NEOGENOMICS MATERIALS or RESEARCH RESULTS at least seven (7) days prior to Publishing PARTY's planned
                   submission for publication (each such thirty (30) day or
                   seven (7) day period, a "Review Period" and each such early draft, a "Prospective Publication").

        (b)   Review. The Reviewing PARTY shall have the right to review each such Prospective Publication during the applicable Review Period and advise the Publishing PARTY as to the patentability of any
              INVENTIONS disclosed therein. The PARTIES agree to cooperate with each other to carry out the appropriate actions required to file
              PATENT RIGHTS claiming such INVENTIONS in accordance with the terms of this AGREEMENT. After each applicable Review Period, the
              Publishing PARTY shall have the right to submit its Prospective
              Publication for publication, unless in the Reviewing PARTY's sole opinion, any INVENTION or commercially important know-how, whether patentable or unpatentable, is revealed in such
              Prospective Publication, in which case the Publishing PARTY agrees to work together in good faith with the Reviewing PARTY to resolve Reviewing PARTY's concerns and to delay publication for up to ninety (90) days from the end of the applicable Review
              Period in order to do so.

        (c)   Filings Required by the Government. This Section 4.7
              ("Publication Procedures") shall not be applicable to the filing by either PARTY of any report required by any governmental authority pertaining to the COLLABORATIVE RESEARCH.

                               ARTICLE 5. PATENTS

5.1     INVENTION Disclosure. In accordance with CIPHERGEN patent policies and procedures, each employee of CIPHERGEN who during the course of, or otherwise in connection with, the COLLABORATIVE RESEARCH, with or without

                                       13

        the involvement of NEOGENOMICS creates or discovers an INVENTION shall report such INVENTION to CIPHERGEN and shall assign all of such employee's rights, title and interest in such INVENTION to CIPHERGEN. In accordance with NEOGENOMICS patent policies and procedures, each NEOGENOMICS employee who during the course of, or otherwise in connection with, the
        COLLABORATIVE RESEARCH shall make an INVENTION, with or without the involvement of CIPHERGEN or any of CIPHERGEN's employees, shall promptly report such INVENTION to NEOGENOMICS and shall assign all of such
        NEOGENOMICS employee's rights, title and interest in such INVENTION to
        NEOGENOMICS.

5.2     Ownership. INVENTIONS made solely by NEOGENOMICS employees shall be owned solely by NEOGENOMICS, and NEOGENOMICS shall solely own any related PATENT
        RIGHTS. INVENTIONS made solely by CIPHERGEN and CIPHERGEN employees shall be owned solely by CIPHERGEN, and CIPHERGEN shall solely own any related
        PATENT RIGHTS. INVENTIONS made jointly by any NEOGENOMICS employee(s) and
        CIPHERGEN employee(s) shall be jointly owned by CIPHERGEN and NEOGENOMICS.
        The PARTIES agree that for each INVENTION jointly owned by them, each PARTY shall own a one-half (1/2) undivided interest in such INVENTION and each related PATENT RIGHT. Each of NEOGENOMICS and CIPHERGEN shall each be allowed to sell, license or otherwise transfer its respective PATENT RIGHTS without the consent of the other; provided however, that each PARTY's rights in this respect are subject to the terms and conditions of this
        AGREEMENT, including without limitation, each of the PARTY's rights to licenses in PATENT RIGHTS hereunder in subsequent Articles.

5.3     Patent Applications. Each PARTY shall promptly advise the other in writing of each INVENTION disclosed to such PARTY. Representatives of each PARTY shall then discuss with each other whether, and in what countries, a patent application or applications pertaining to such INVENTION should be filed.
        In consultation with CIPHERGEN, NEOGENOMICS shall have the first right to prepare, file, prosecute and maintain, in the United States and countries throughout the world, patent applications and patents concerning INVENTIONS that are owned solely by NEOGENOMICS. In consultation with NEOGENOMICS,
        CIPHERGEN shall have the first right to prepare, file, prosecute and maintain, in the United States and countries throughout the world, patent applications and patents concerning INVENTIONS that are either solely by
        CIPHERGEN or jointly owned by NEOGENOMICS and CIPHERGEN. In the case of such INVENTIONS owned jointly by NEOGENOMICS and CIPHERGEN, CIPHERGEN shall prosecute such patent applications on behalf of and in the name of both
        PARTIES. The titles, serial numbers and other identifying data of any patent applications claiming an INVENTION filed pursuant to this Agreement shall be listed in Appendix E ("PATENT RIGHTS"), as updated by the PARTIES from time to time.

5.4     Costs of Patent Prosecution. Each PARTY shall pay for all costs and expenses incurred in connection with the filing, prosecution and maintenance of PATENT RIGHTS concerning INVENTIONS that are owned solely by

                                       14

        such PARTY hereunder. For costs and expenses incurred with respect to filing, prosecution and maintenance of PATENT RIGHTS concerning INVENTIONS that jointly owned by the PARTIES hereunder, NEOGENOMICS shall reimburse
        CIPHERGEN for one-half (1/2) all such costs and expenses. Such reimbursement from NEOGENOMICS shall be paid to CIPHERGEN on a reasonable periodic basis to be determined by the PARTIES.

5.5     Patent Counsel. In connection with CIPHERGEN's preparation, filing, prosecution and maintenance of patent applications for INVENTIONS owned jointly by NEOGENOMICS and CIPHERGEN, CIPHERGEN shall choose patent counsel who is reasonably acceptable to NEOGENOMICS. CIPHERGEN agrees to send
        NEOGENOMICS, in a timely manner, copies of all correspondence with such patent counsel and shall give NEOGENOMICS an opportunity to comment thereon before filing with any patent office. Whenever possible, such solicited
        NEOGENOMICS comments will be acted upon in the prosecution and maintenance of the patent applications and patents.

5.6     NEOGENOMICS Prosecution of Patents. In the event that NEOGENOMICS is not satisfied with CIPHERGEN's prosecution of a patent application for
        INVENTIONS owned jointly by NEOGENOMICS and CIPHERGEN, and CIPHERGEN is not willing to make changes to satisfy NEOGENOMICS on such issues, NEOGENOMICS may file a patent continuation at its own expense. In any country where
        CIPHERGEN elects not to file a patent application or to pay expenses associated with filing, prosecuting, or maintaining a patent application or patent for INVENTIONS owned solely by NEOGENOMICS or jointly by NEOGENOMICS and CIPHERGEN, NEOGENOMICS may file, prosecute, and/or maintain a patent application or patent at its own expense. In the event that CIPHERGEN decides not to pursue the preparation, filing, prosecution and/or maintenance of any patent or patent application in a particular country for
        INVENTIONS owned jointly by NEOGENOMICS and CIPHERGEN, CIPHERGEN agrees to assign all of its right and interest in such patentable INVENTION to
        NEOGENOMICS and NEOGENOMICS may pursue such patent solely in its name at its sole expense. Any such patent prosecuted by NEOGENOMICS under this
        Section 5.6 ("NEOGENOMICS Prosecution of Patents") shall not constitute a
        PATENT RIGHT hereunder and thereby, shall not be PATENT-BASED to CIPHERGEN under Article 6 ("CIPHERGEN License Options/ Grants") hereunder.

5.7     Representatives. Correspondence related to INVENTIONS, PATENT RIGHTS, and any other patent applications and patents issues shall be directed to the following individuals:

                For NEOGENOMICS:

                                       15

                For CIPHERGEN:

                John Storella, Esq.
                Vice President for Intellectual Property
                Ciphergen Biosystems, Inc.
                6611 Dumbarton Circle
                Fremont, CA 94555

5.8     Extensions. NEOGENOMICS and CIPHERGEN will cooperate in applying for an extension of the term of any patent included within PATENT RIGHTS, if appropriate, under the Drug Price Competition and Patent Term Restoration
        Act of 1984. CIPHERGEN will prepare all such documents, and NEOGENOMICS will execute such documents and will take such additional action as
        CIPHERGEN may reasonably request in connection therewith.

5.9     Patent Marking. CIPHERGEN will mark all CIPHERGEN PATENT-BASED PRODUCTS made, used, or sold under the terms of this AGREEMENT, or their containers, in accordance with the applicable patent marking laws, and NEOGENOMICS will mark all NEOGENOMICS PATENT-BASED PRODUCTS made, used, or sold under the terms of this AGREEMENT, or their containers, in accordance with the applicable patent marking laws.

                            ARTICLE 6. LICENSE GRANTS

6.1     Cross-License Grants. As to each PATENT RIGHT that is owned in whole or in part by a PARTY or in which a PARTY has a licensable right, such PARTY (as the "LICENSOR PARTY") hereby grants to the other PARTY hereto and any
        AFFILIATE of such other PARTY designated in writing by such other PARTY
        (such other PARTY, as the "LICENSEE PARTY") any and all non-exclusive worldwide rights and LICENSES under the relevant PATENT RIGHTS so as to allow the LICENSEE PARTY full freedom to operate with respect to any PATENT
        RIGHTS described hereunder.

6.2     No Conflict. Notwithstanding any other provision of the license grants made pursuant to this AGREEMENT or the AGREEMENT, each PARTY represents that to the best of its knowledge, as of the EFFECTIVE DATE, there is no agreement in effect between each such PARTY and any third party (not including the government of the United States of America) that prohibits such PARTY from granting to other PARTY the LICENSES set forth in Section 6.1
        ("Cross-License Grant"). Each PARTY also agrees not to enter into any future agreement with a third party under terms that will prevent each
        PARTY from granting LICENSES under PATENT RIGHTS in accordance with Section
        6.1 ("Cross-License Grants").

                                       16

6.3     Mutual Covenant Not to License Any Third Parties. Each of the PARTIES
        hereby covenants not to grant LICENSES under PATENT RIGHTS to any third parties at any time without the express written consent of the other PARTY.

6.4     Clarification of Intent. The PARTIES acknowledge that the intent of this
        Article 6 ("License Grants") is to allow each PARTY to fully practice any of the PATENT RIGHTS anywhere in the world without interference from the other PARTY and to assure that only the PARTIES and no third parties have any right, license or interest in or to the PATENT RIGHTS unless both
        PARTIES shall agree in writing otherwise.

                          ARTICLE 7. ROYALTIES PAYABLE

7.1     Royalty Rates. The PARTIES shall pay each other royalties as follows:

        (a) For each NEOGENOMICS PATENT-BASED PRODUCT, NEOGENOMICS shall pay to CIPHERGEN a royalty of four percent (4%) of NET SALES on such
            NEOGENOMICS PATENT-BASED PRODUCT;

        (b) For each NEOGENOMICS PATENT-BASED SERVICE, NEOGENOMICS shall pay to CIPHERGEN a royalty of four percent (4%) of NET SALES on such
            NEOGENOMICS PATENT-BASED SERVICES;

        (c) For each CIPHERGEN PATENT-BASED PRODUCT, CIPHERGEN shall pay to
            NEOGENOMICS, a royalty of four percent (4%) of NET SALES on such
            CIPHERGEN PATENT-BASED PRODUCT; and

        (d) For each CIPHERGEN PATENT-BASED SERVICE, CIPHERGEN shall pay to
            NEOGENOMICS, a royalty of four percent (4%) of NET SALES on such
            CIPHERGEN PATENT-BASED SERVICE.

        Each of CIPHERGEN and NEOGENOMICS referred to as the "ROYALTY-PAYING
        PARTY" or the "ROYALTY-RECEIVING PARTY" hereunder in accordance with the foregoing.

7.2     Anti-Stacking Provision. If either PARTY is required to pay a royalty or royalties to any third party for technology in connection with the manufacture, use, sale or marketing of a PATENT-BASED PRODUCT and/or a
        PATENT-BASED SERVICE hereunder, the royalty rate payable hereunder shall be reduced by one half (1/2) of the aggregate rate of such third party royalties, but in no event shall the royalty rate be reduced more than fifty percent (50%) under this paragraph. This paragraph shall specifically exclude (that is, shall not be applied to) royalties paid to any party for a claim covering an ACTIVE FUNCTIONAL ELEMENT.

7.3     Market Condition Provision. In the event that the royalties paid in accordance with the forgoing is such a significant factor in the return realized by the ROYALTY-PAYING PARTY as to diminish such party's capability

                                       17

        to respond to competitive pressures in the market, the other PARTY agrees to consider a reasonable reduction in the royalty as to each PATENT-BASED
        PRODUCT and/or PATENT-BASED SERVICE for the period during which such market condition exists. Factors determining the size of the reduction will include profit margin on PATENT-BASED PRODUCTS and/or PATENT-BASED SERVICES development.

7.4     Record Keeping. Each of the PARTIES shall keep, and shall cause each of its
        AFFILIATES and SUBLICENSEES, if any, to keep, full and accurate books of account containing all particulars that may be necessary for the purpose of calculating all royalties payable to the ROYALTY-RECEIVING PARTY. Such books of account shall be kept at their principal place of business and, with all necessary supporting data shall, during all reasonable times for the three (3) years next following the end of the calendar year to which each shall pertain, be open for inspection at reasonable times by
        ROYALTY-PAYING PARTY or its designee at ROYALTY-PAYING PARTY's expense for the sole purpose of verifying royalty statements or compliance with this
        AGREEMENT.

7.5     Quarterly Delivery of Records. Each ROYALTY-PAYING PARTY shall deliver to the ROYALTY-RECEIVING PARTY a full and accurate accounting to include at least the following information:

        (a) Quantity of each PATENT-BASED PRODUCTS and/ or PATENT-BASED SERVICES sold or leased (by country) by such ROYALTY-PAYING PARTY, and its
            AFFILIATES or SUBLICENSEES;

        (b) Total receipts for each PATENT-BASED PRODUCT and/or PATENT-BASED
            SERVICE (by country);

        (c) Quantities of each PATENT-BASED PRODUCT and/or PATENT-BASED SERVICE:

            1. used by ROYALTY-PAYING PARTY and its AFFILIATES or
               SUBLICENSEES; or

            2. sold to the United States Government for which the
               government requires a reduction in the net sales price as a result of its license under 35 U.S.C.ss.204.

7.6     Payment of Royalties. In each year the amount of royalty due shall be calculated semiannually as of June 30 and December 31 ("ACCOUNTING PERIOD")
        and shall be paid semiannually within the sixty (60) days next following such date, every such payment shall be supported by the accounting prescribed in Section 7.5 ("Quarterly Delivery of Records") and shall be made in United States currency. Whenever for the purpose of calculating royalties conversion from any foreign currency shall be required, such conversion shall be at the rate of exchange thereafter published in the
        Wall Street Journal for the business day closest to the applicable June 30 or December 31, as the case may be.

                                       18

7.7     One Royalty Per PATENT-BASED PRODUCT or PATENT-BASED SERVICE. Only one
        royalty shall be due and payable for any PATENT-BASED PRODUCT or
        PATENT-BASED SERVICE subject to royalty under this AGREEMENT regardless of the number of PATENT RIGHTS covering such PATENT-BASED PRODUCT or
        PATENT-BASED SERVICE, its manufacture and use.

7.8     Currency. If the transfer of or the conversion into United States Dollar
        Equivalents of any such remittance in any such instance is not lawful or possible, the payment of such part of the royalties as is necessary shall be made by the deposit thereof, in the currency of the country where the sale was made on which the royalty was based, to the credit and account of the ROYALTY-RECEIVING PARTY or its nominee, in any commercial bank or trust company located in that country, prompt notice of which shall be given by the ROYALTY-PAYING PARTY.

7.9     Taxes. Any tax required to be withheld by the ROYALTY-PAYING PARTY under the laws of any foreign country for the account of the ROYALTY-RECEIVING
        PARTY, shall be promptly paid by the ROYALTY-PAYING PARTY for and on behalf of the ROYALTY-RECEIVING PARTY to the appropriate governmental authority, and the ROYALTY-PAYING PARTY shall use its best efforts to furnish the
        ROYALTY-RECEIVING PARTY with proof of payment of such tax. Any such tax actually paid on the ROYALTY-RECEIVING PARTY's behalf shall be deducted from royalty payments due the ROYALTY-RECEIVING PARTY.

7.10    Interest on Late Payments. The royalty payments due under the AGREEMENT shall, if overdue, bear interest until payment at a per annum rate equal to one percent (1%) above the prime rate in effect at Citibank on the due date, not to exceed the maximum permitted by law. The payments of such interest shall not preclude the ROYALTY-RECEIVING PARTY from exercising any other rights it may have as a consequence of the lateness of any royalty payment.

                             ARTICLE 8. INFRINGEMENT

8.1     Obligation to Notify. Each PARTY shall notify the other promptly in writing when any infringement of the PATENT RIGHTS by another is uncovered or suspected.

8.2     Control of Suit Concerning PATENT RIGHTS. NEOGENOMICS hereby grants
        CIPHERGEN the right to bring suit under its own name to enforce any PATENT
        RIGHT for which CIPHERGEN is the sole or partial owner hereunder. CIPHERGEN shall have the first right to enforce the PATENT RIGHTS against any infringement or alleged infringement thereof, and shall at all times keep
        NEOGENOMICS informed as to the status thereof. CIPHERGEN may, in its sole judgment and at its own expense, institute suit against any such infringer or alleged infringer and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof and recover, for its account, any damages, awards or settlements resulting there from, subject to Section 8.4 ("Cooperation") below. This right to sue for infringement shall not be used in an arbitrary or capricious manner. NEOGENOMICS shall

                                       19

        reasonably cooperate in any such litigation at CIPHERGEN's expense.
        NEOGENOMICS shall join such suit as a named party at CIPHERGEN's request.
        If CIPHERGEN elects not to enforce the PATENT RIGHTS in a specific instance, then it shall so notify NEOGENOMICS in writing within six (6)
        months of receiving notice that an infringement exists, and NEOGENOMICS may, in its sole judgment and at its own expense, take steps to enforce any such patent and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover, for its own account, any damages, awards or settlements resulting there from, subject to Section 8.4 ("Cooperation") below.

8.3     Control of Suit Concerning PATENT RIGHTS. CIPHERGEN hereby grants
        NEOGENOMICS the right to bring suit under its own name to enforce any
        PATENT RIGHT for which NEOGENOMICS is the sole owner hereunder. NEOGENOMICS shall have the first right to enforce the PATENT RIGHTS against any infringement or alleged infringement thereof, and shall at all times keep
        CIPHERGEN informed as to the status thereof. NEOGENOMICS may, in its sole judgment and at its own expense, institute suit against any such infringer or alleged infringer and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof and recover, for its account, any damages, awards or settlements resulting therefrom, subject to
        Section 8.4 ("Cooperation") below. This right to sue for infringement shall not be used in an arbitrary or capricious manner.

        CIPHERGEN shall reasonably cooperate in any such litigation at
        NEOGENOMICS's expense. CIPHERGEN shall join such suit as a named party at
        NEOGENOMICS's request. If NEOGENOMICS elects not to enforce the PATENT
        RIGHTS in a specific instance, then it shall so notify CIPHERGEN in writing within six (6) months of receiving notice that an infringement exists, and
        CIPHERGEN may, in its sole judgment and at its own expense, take steps to enforce any such patent and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover, for its own account, any damages, awards or settlements resulting there from, subject to Section 8.4 ("Cooperation") below.

8.4     Cooperation. In the event one PARTY shall initiate or carry on legal proceedings to enforce any PATENT RIGHTS against any alleged infringer, the other PARTY shall fully cooperate with and supply all assistance reasonably requested by the PARTY initiating or carrying on such proceedings. The
        PARTY who institutes any suit to protect or enforce any PATENT RIGHTS shall have sole control of that suit and shall bear the reasonable expenses
        (excluding legal fees) incurred by said other PARTY in providing such assistance and cooperation as is requested pursuant to this paragraph. The
        PARTY initiating or carrying on such legal proceedings shall keep the other
        PARTY informed of the progress of such proceedings and said other PARTY shall be entitled to counsel in such proceedings but at its own expense.
        Any award paid by third PARTIES as the result of such proceedings (whether by way of settlement or otherwise) shall first be applied to reimbursement of the out of pocket legal fees and expenses incurred by either PARTY (with the initiating PARTY's fees paid first), and then the remainder shall go to the initiating PARTY unless the nature of the infringement is such that the

                                       20

        infringer has diluted the sales base for both PARTIES, in which case the remainder shall be shared between the PARTIES in proportion with each
        PARTY's losses.

                     ARTICLE 9. INDEMNIFICATION, INSURANCE,
                          AND DISCLAIMER OF WARRANTIES

9.1     Indemnification.

        (a) Each PARTY as the "LICENSEE PARTY" shall indemnify, defend and hold harmless the other PARTY as the "LICENSOR PARTY" and its directors, trustees, officers, medical and professional staff, employees, and agents and their respective successors, heirs and assigns (the
            "Indemnitees"), against any liability, damage, loss or expense
            (including reasonable attorney's fees and expenses of litigation)
            incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any theory of product liability (including, but not limited to, actions in the form of tort warranty, or strict liability)
            concerning any PATENT-BASED PRODUCT, PATENT-BASED PROCESS, or
            PATENT-BASED SERVICE made, used or sold pursuant to any right or license granted to such LICENSEE PARTY by such LICENSOR PARTY under this AGREEMENT or rising out of any other activities to be carried out pursuant to this AGREEMENT.

        (b) The LICENSEE PARTY's indemnification under subsection (a) above shall not apply to any liability, damage, loss or expense to the extent that it is attributable to the negligent activities, reckless misconduct or intentional misconduct of the Indemnitees.

        (c) The LICENSEE PARTY agrees, at its own expense, to provide attorneys reasonably acceptable to the LICENSOR PARTY to defend against any actions that are brought or filed against any Indemnitee and that are within the scope of LICENSEE PARTY's indemnification obligation, whether or not such actions are rightfully brought.

9.2     Insurance.

        (a) Beginning at the time that a PATENT-BASED PRODUCT, PATENT-BASED
            PROCESS or PATENT-BASED SERVICE is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by
            LICENSEE PARTY or by a SUBLICENSEE, AFFILIATE or agent of LICENSEE
            PARTY, LICENSEE PARTY shall at its sole cost and expense, procure and maintain policies of comprehensive general liability insurance in amounts not less than two million US dollars ($2,000,000) per incident and two million US dollars ($2,000,000) annual aggregate and naming
            LICENSOR PARTY as an additional insured. Such comprehensive general liability insurance shall provide:

                                       21

                (i)  product liability coverage; and

                (ii) broad form contractual liability coverage for LICENSEE PARTY indemnification under Section 9.1 ("Indemnification") of
                     this AGREEMENT. If LICENSEE PARTY elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of two hundred fifty
                     thousand US dollars ($250,000 ) annual aggregate) such
                     self-insurance programs shall be acceptable to LICENSOR
                     PARTY. The minimum amounts of insurance coverage required
                     herein shall not be construed to create a limit on LICENSEE
                     PARTY's liability with respect to its indemnification
                     obligations under Section 9.1 ("Indemnification") of this
                     AGREEMENT.

        (b) LICENSEE PARTY shall provide LICENSOR PARTY with written evidence of the insurance required hereunder upon request of LICENSOR
            PARTY. LICENSEE PARTY shall provide LICENSOR PARTY with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance.

        (c) LICENSEE PARTY shall maintain the comprehensive general liability insurance required herein during the period that any LICENSEE
            PARTY PATENT-BASED PRODUCT, LICENSEE PARTY PATENT-BASED PROCESS,
            or LICENSEE PARTY PATENT-BASED SERVICE, relating to, or developed pursuant to, this AGREEMENT is being commercially distributed or sold (other than for the purpose of obtaining regulatory
            approvals) by LICENSEE PARTY or by a SUBLICENSEE, AFFILIATE, or
            agent of LICENSEE PARTY.

9.3     Authority to Enter Agreement. CIPHERGEN and NEOGENOMICS each represent and warrant that they have the authority to enter into this AGREEMENT.

9.4     Disclaimers. OTHER THAN AS EXPRESSLY SET FORTH HEREIN, CIPHERGEN and
        NEOGENOMICS MAKE TO EACH OTHER NO REPRESENTATIONS AND EXTEND NO WARRANTIES
        OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY
        WARRANTIES REGARDING THE SUCCESS OR QUALITY OF THE COLLABORATIVE RESEARCH
        CONDUCTED HEREUNDER AND ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A
        PARTICULAR PURPOSE, OR NON-INFRINGEMENT WITH RESPECT TO THE RESEARCH
        COLLABORATION AS CONDUCTED HEREUNDER OR THE INFORMATION RESULTING
        THEREFROM.

9.5     Acknowledgement of Litigation. Notwithstanding any other provision of this
        AGREEMENT, including Section 9.1 ("Indemnification"), NEOGENOMICS and
        CIPHERGEN acknowledge that CIPHERGEN is engaged in litigation with
        Molecular Analytical Systems, Inc., LumiCyte, Inc., T. William Hutchens and
        certain unnamed defendants. The subject matter of that litigation is a

                                       22

        dispute over the scope of CIPHERGEN's rights to SELDI technology. Both
        PARTIES acknowledge that litigation is uncertain and, accordingly, the
        PARTIES agree that CIPHERGEN shall have no liability to NEOGENOMICS in the event a court of competent jurisdiction determines that CIPHERGEN does not possess the rights necessary to fully implement this AGREEMENT. In the event a court makes such a final determination, CIPHERGEN may, without liability to NEOGENOMICS, immediately discontinue any or all aspects of its participation in this AGREEMENT; provided, however, that CIPHERGEN shall take any reasonably necessary steps within its power to minimize disruption to NEOGENOMICS business and research activities.

                             ARTICLE 10. TERMINATION

10.1    Term of Collaborative Research. Subject to Section 10.3 ("Default on
        COLLABORATIVE RESEARCH") below, the obligation of the PARTIES to participate in COLLABORATIVE RESEARCH under Article 2 ("COLLABORATIVE
        RESEARCH") will have an initial term of two (2) years, and will automatically extend for additional terms of one (1) year each, unless terminated by either PARTY by written notice to the other PARTY at least three (3) months prior to the end of the then current term. Notwithstanding the foregoing, either PARTY may choose to terminate the obligation of the
        PARTIES to participate in COLLABORATIVE RESEARCH under Article 2
        ("COLLABORATIVE RESEARCH") at any time after the first AGREEMENT YEAR for any reason; provided that such PARTY gives NEOGENOMICS six (6) months notice prior to the desired date of termination.

10.2    Default on COLLABORATIVE RESEARCH. If either PARTY shall materially default in performing any of its COLLABORATIVE RESEARCH obligations under any
        RESEARCH WORK PLAN or any other provision of this AGREEMENT, the non-defaulting PARTY may give notice of the default to the defaulting
        PARTY. Unless such default is corrected within sixty (60) days after such notice, the notifying PARTY may terminate Article 2 ("COLLABORATIVE
        RESEARCH") of this AGREEMENT upon thirty (30) days prior written notice, unless the breach is disputed by the PARTY notified of default, in which case the issue is to be settled in accordance with Section 11.3 ("Choice of
        Law; Arbitration"). Any termination of Article 2 ("COLLABORATIVE RESEARCH")
        shall not affect the continuance of rights and obligations of the PARTIES under any other provision of this AGREEMENT.

10.3    Return of Materials. Pursuant to Section 4.5 ("Return of CONFIDENTIAL
        INFORMATION"), upon any termination of the COLLABORATIVE RESEARCH hereunder, each PARTY as the "LICENSOR PARTY" shall promptly return
        CONFIDENTIAL INFORMATION of such other PARTY as the "LICENSEE PARTY".

                                       23

10.4    Terms of Patent Licenses. Unless otherwise terminated pursuant to Section
        10.5 ("LICENSEE PARTY Termination of Licenses") or Section 10.6 ("LICENSOR
        PARTY Termination of Licenses"), the licenses to PATENT RIGHTS granted hereunder will continue on a country-by-country basis until the date of expiration of the last to expire patent included within PATENT RIGHTS in each such country.

10.5    LICENSEE PARTY Termination of Licenses. The LICENSEE PARTY may at any time terminate any or all licenses granted pursuant to this AGREEMENT on a patent-by-patent and country-by-country basis upon thirty (30) days prior written notice to the LICENSOR PARTY. Any such termination shall not relieve such PARTY of the obligation to fulfill any RESEARCH WORK PLAN hereunder.

10.6    LICENSOR PARTY Termination of Licenses. Unless sooner terminated, LICENSOR
        PARTY shall have the right to terminate the licenses and rights granted to
        LICENSEE PARTY in any country under this AGREEMENT in the event that after the FIRST COMMERCIAL SALE of LICENSEE PARTY PATENT-BASED PRODUCTS AND/OR
        LICENSEE PARTY PATENT-BASED SERVICES in such country there is a continuous two (2) year period in which no LICENSEE PARTY PATENT-BASED PRODUCTS AND/OR
        LICENSEE PARTY PATENT-BASED SERVICES are sold in such country, provided that such sale is not prevented by force majeure, government regulation or intervention, or institution of a lawsuit by a third party.

10.7    Default on Licensing Obligations. If either PARTY shall materially default in performing any of its obligations concerning licenses under this
        AGREEMENT, the non-defaulting PARTY may give notice of the default to the defaulting PARTY. Unless such default is corrected within sixty (60) days after such notice, the notifying PARTY may terminate the pertinent article or sections of this AGREEMENT upon thirty (30) days prior written notice, unless the breach is disputed by the PARTY notified of default, in which case the issue is to be settled in accordance with Section 11.3 ("Choice of
        Law; Arbitration"). Any termination of the pertinent articles or sections shall not affect the continuance of rights and obligations of the PARTIES under any other provision of this AGREEMENT.

10.8    LICENSEE PARTY Right to Sell Inventory. For a period of one (1) year after any termination of any license hereunder, LICENSEE PARTY shall be entitled to finish any work-in-progress and to sell any completed inventory of
        LICENSEE PARTY PATENT-BASED PRODUCTS AND/OR LICENSEE PARTY PATENT-BASED
        SERVICES covered by this AGREEMENT so long as LICENSEE PARTY complies with the applicable terms and conditions as set forth in this AGREEMENT.

10.9    Effect of Termination on Sublicenses. In the event that the licenses granted hereunder are terminated, any related sublicenses granted by
        LICENSEE PARTY shall remain in full force and effect, provided that the
        SUBLICENSEE is not then in breach of its sublicense agreement and the

                                       24

        SUBLICENSEE agrees to be bound to LICENSOR PARTY as the licensor under the terms and conditions of the sublicense agreement.

                            ARTICLE 11. MISCELLANEOUS

11.1    Entire AGREEMENT. This AGREEMENT constitutes the entire understanding between the PARTIES with respect to the subject matter hereof, and supersedes and replaces all prior agreements, understandings, writing, and discussions between the PARTIES relating to such subject matter.

11.2    Representatives. In order to facilitate implementation of this AGREEMENT,
        NEOGENOMICS and CIPHERGEN designate certain individuals to act on their behalf with respect to this AGREEMENT for specific matters in accordance with Appendix C ("Representatives").

11.3    Choice of Law; Arbitration.

        (a)     This AGREEMENT shall be governed by and construed and interpreted in accordance with the laws of California and the United States of
                America.

        (b)     For any and all claims, disputes, or controversies arising under, out of, or in connection with this AGREEMENT, including any dispute relating to patent validity or infringement, which the PARTIES shall be unable to resolve within sixty (60) days, the PARTY raising such dispute shall promptly advise the other PARTY of such claim, dispute or controversy in a writing that describes in reasonable detail the nature of such dispute. By not later than ten (10) business days after the recipient has received such notice of dispute, each PARTY shall have selected for itself a representative who shall have the authority to bind each such PARTY and shall additionally have advised the other
                PARTY in writing of the name and title of such representative. By not later than twenty (20) business days after the date of such notice of dispute, such representatives shall schedule a date for engaging in an alternative dispute resolution ("ADR") process. Thereafter, the representatives of the PARTIES shall engage in good faith in an ADR process. If the representatives of the PARTIES have not been able to resolve the dispute within thirty (30) business days after the termination of the ADR, the PARTIES shall have the right to pursue any other remedies legally available to resolve such dispute in either the
                Courts of California or in the United States District Courts for
                California, to whose jurisdiction for such purposes NEOGENOMICS and
                CIPHERGEN each irrevocably consents and submits. Notwithstanding the foregoing, nothing in this Section 11.3 ("Choice of Law; Arbitration")
                shall be construed to waive any rights or timely performance of any obligations existing under this AGREEMENT.

11.4    Waiver. This AGREEMENT may be amended and any of its terms and conditions may be waived only by a written instrument executed by both PARTIES or, in the case of a waiver, by the PARTY waiving compliance. No waiver by either

                                       25

        PARTY of any condition or term shall constitute a continuing waiver of such condition or term or a waiver of any other condition or term.

11.5    Successors. This AGREEMENT shall be binding upon and inure to the benefit of and be enforceable by the PARTIES hereto and their respective successors and permitted assigns.

11.6    Force Majeure. Any delays in or failures of performance by either PARTY under this AGREEMENT shall not be considered a breach of this AGREEMENT if and to the extent caused by occurrences beyond the reasonable control of the PARTY affected, including but not limited to: Acts of God; acts, regulations or laws of any government; strikes or other concerted acts of workers; fires; floods; explosions; riots; wars; rebellion; terrorist acts;
        and sabotage; and any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence.

11.7    Publicity. Neither PARTY shall use the name of the other or of any staff member, employee or student or any adaptation thereof in any advertising, promotional or sales literature or publicity without the prior written approval of; for NEOGENOMICS, _______________________; and for CIPHERGEN,
        Vice President of Business Development.

11.8    Assignment. This AGREEMENT shall not be assignable by either PARTY without the other PARTY's written consent, except that each PARTY without approval by the other PARTY, may assign or transfer its interest or any part thereof under this AGREEMENT to a wholly-owned subsidiary or partnership of which such PARTY is the general partner or any assignee or purchaser of the portion of such PARTY's business associated with the licenses and rights granted under this AGREEMENT. In the event of any such transfer, the transferee shall assume and be bound by the provisions of this AGREEMENT.

11.9    Severability of Provisions. If any provision of this AGREEMENT is or becomes invalid, is ruled illegal by any court of competent jurisdiction or is deemed unenforceable under then current applicable law from time to time in effect during the term hereof, the remainder of this AGREEMENT shall not be affected thereby provided that neither PARTY's rights under this
        AGREEMENT are materially affected. Furthermore, in lieu of each such provision that is invalid, illegal, or unenforceable, the PARTIES shall amend this AGREEMENT to substitute or add a valid, legal and enforceable provision that shall be as similar as possible in economic and business objectives as intended by the PARTIES to such invalid, illegal or enforceable provision.

11.10   Notices. Any notice or communication required by this AGREEMENT shall be deemed made if mailed first class postage prepaid to the individuals so designated, except for notices pertaining to breach or termination, which shall be made by prepaid, first class, certified mail, return receipt requested.

                                       26

IN WITNESS WHEREOF, NEOGENOMICS AND CIPHERGEN have each caused this instrument to be executed.

NEOGENOMICS, INC.

By:      __________________________         Date:_________________________
Name:
Title:

CIPHERGEN BIOSYSTEMS, INC.

By:      ___________________________        Date: _________________________
Name: Robert Maurer
Title:   Vice President of Business Development

                                       27

                                   APPENDIX A

                                   TECHNOLOGY

     The discovery, validation, and characterization of novel biomarkers for diagnostic or therapeutic uses in the treatment of preeclampsia/ toxemia.

                                       28

                                   APPENDIX B

                               RESEARCH WORK PLANS

                                       29

                                   WORKPLAN #1

Type of Study:          Study of Preeclampsia/ Toxemia

Details of Study:       This workplan describes the initial discovery phase
                        of a biomarker discovery project. Biomarker validation and assay development (such as a diagnostic) are dependent on the results of the initial discovery phase and therefore are beyond the scope of this workplan. The initial discovery phase of the biomarker discovery project will encompass the acquisition by Neogenomics of clinical specimens (serum), both disease and control, as determined by the principal investigators of the project. The specimens will be processed using standard serum fractionation protocols and additional protocols if indicated. These procedures will be performed on a robot. Ciphergen will provide up to one week of on-site technical assistance performing the profiling protocols and using the robot for said purpose. Data will be acquired using the ProteinChip(R)system. Ciphergen will provide oversight of the data analysis and, at its discretion, utilize multiple analytical tools to determine the optimal set of
                        biomarkers leading to classification of pre-eclampsia. The principal investigators of this study will determine whether to pursue these biomarkers into the next phases of development. If such a decision is made, additional workplans covering those tasks will be drawn up.

Estimated Term of Work: 4 to 6 months

Contributions:          CIPHERGEN shall provide technical assistance and
                        data analysis assistance and will provide $100,000 to
                        NEOGENOMICS in the purchase of CIPHERGEN's
                        ProteinChip(R)arrays and related consumables at then-current user pricing. NEOGENOMICS covenants to purchase a full
                        $100,000 on CIPHERGEN's ProteinChip(R)arrays and related
                        consumables within 6 months of the EFFECTIVE DATE of the
                        AGREEMENT.

                        NEOGENOMICS will supply samples, clinical information,
                        laboratory personnel, and laboratory equipment (including a

                                       30

                        Biomarker system and robotics system purchased previously
                        from CIPHERGEN) for the performance of these studies.

IN WITNESS WHEREOF, NEOGENOMICS AND CIPHERGEN have each caused this instrument to be executed.

NEOGENOMICS, INC.

By:      __________________________         Date:_________________________
Name:
Title:

CIPHERGEN BIOSYSTEMS, INC.

By:      ___________________________        Date: _________________________
Name: Robert Maurer
Title:   Vice President of Business Development

                                       31

                                   APPENDIX C

                                 REPRESENTATIVES

The PARTIES' respective representatives with respect to certain matters shall be as follows:

        (a) With respect to the identification of CONFIDENTIAL INFORMATION, for
            NEOGENOMICS, __________________________________ and for CIPHERGEN,
            __________________________________.

        (b) With respect to matters concerning the conduct of COLLABORATIVE
            RESEARCH, budgets, manuscripts for publication, written transmittal of
            RESEARCH RESULTS and MATERIALS: for NEOGENOMICS
            ______________________; for CIPHERGEN, Vice President for Research and
            Development.

        (c) With respect to any RESEARCH WORK PLAN appended hereto, all royalty payments, the form of any Confidentiality AGREEMENT to be signed: for
            NEOGENOMICS, Vice President for Administration and Finance; for
            CIPHERGEN, Vice President of Business Development.

        (d) With respect to any amendment of or waiver under this AGREEMENT, any written notice or other communication pertaining to the AGREEMENT: for
            NEOGENOMICS, Vice President for Administration and Finance; for
            CIPHERGEN, Vice President of Business Development.

        The foregoing designations may be superseded from time to time by alternative designations made by: for NEOGENOMICS, President; for
        CIPHERGEN, Chief Executive Officer.

                                       32

                                   APPENDIX D

                              ANTICIPATED MATERIALS

                                       33

                                   APPENDIX E

                                  PATENT RIGHTS

                                       34